Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Aratana Therapeutics, Inc. (a development stage enterprise) of our report dated March 20, 2013 relating to the financial statements of Aratana Therapeutics, Inc. (a development stage enterprise), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

April 29, 2013